Exhibit 99.1	Earnings News Release Dated April 7, 2005

News from UTi

Contacts:

Lawrence R. Samuels	Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com

UTi WORLDWIDE REPORTS ANOTHER QUARTER OF YEAR-OVER-YEAR GROWTH
IN REVENUES AND INCOME

— Gross Revenues for Fiscal 2005 Reach $2.3 Billion; Annual EPS Increases 49% —

Rancho Dominguez, California – April 7, 2005 – UTi Worldwide Inc. (NASDAQ NM:UTIW) today reported its twelfth consecutive quarter of year over year gains in gross and net revenues, operating income, net income and earnings per share for the fourth quarter ended January 31, 2005, compared with year-earlier results.

In addition to the company’s organic growth in gross and net revenues, the company’s results for the fiscal 2005 fourth quarter were enhanced by its acquisitions of International Healthcare Distributors (Pty) Ltd. (IHD) in South Africa and Unigistix Inc. (Unigistix) in Canada earlier in the year. Gross revenues for the fiscal 2005 fourth quarter increased 51 percent to $627.3 million from $415.3 million in the corresponding prior-year period, primarily reflecting strong increases in air and ocean freight volumes derived from new and existing customers. Net revenues for the fiscal 2005 fourth quarter grew 32 percent to $215.3 million from $163.3 million for the comparable period a year earlier.

“We are pleased with the strength in our gross and net revenue gains across all service categories this quarter,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “An improvement of 28 percent in airfreight forwarding net revenues for our fiscal 2005 fourth quarter is particularly impressive compared with our strong performance during the same period a year ago. Despite the continuing squeeze in capacity, we posted a 30 percent increase in ocean freight forwarding net revenues for our fiscal 2005 fourth quarter when compared to the same period in fiscal 2004. Contract logistics, which is now our largest service category on a net revenue basis, grew 41 percent in net revenues during the fiscal 2005 fourth quarter compared with the prior-year fourth quarter.”

The growing scale of UTi’s global network is underscored by the increases in net revenues and operating income delivered by each of the company’s geographic regions during the period. For the 2005 fiscal fourth quarter, Europe’s net revenues rose 25 percent and productivity gains contributed to an increase of 148 percent in operating income over the fiscal 2004 fourth quarter. The Americas posted strong organic growth in freight forwarding and the company’s contract logistics operations were enhanced by the Unigistix acquisition, resulting in net revenues and operating income for the region growing in the fiscal 2005 fourth quarter by 22 percent and 50 percent, respectively, over the year-ago fourth quarter. Asia Pacific’s results reflected the success of our efforts to expand our business in this region with net revenues growing 31 percent and operating income rising 49 percent in the fiscal 2005 fourth quarter, compared with the fiscal 2004 fourth quarter. Africa reported an exceptional quarter, with net revenues up 56 percent and operating income more than doubling during the fiscal 2005 fourth quarter over the prior-year fourth quarter, which includes the contribution from IHD.

Overall, operating income rose 77 percent to $26.5 million in the fiscal 2005 fourth quarter from $15.0 million compared with the corresponding year-earlier period. Operating income as a percentage of net revenues increased to 12.3 percent in the fiscal 2005 fourth quarter, compared with 9.2 percent in the prior-year comparable period.

Net income for the fiscal 2005 fourth quarter rose 53 percent to $18.6 million, or $0.58 per diluted share, based on 32.2 million weighted average diluted shares outstanding, despite an increase in the company’s effective income tax rate compared to the prior-year comparable period. Whilst the company incurred higher net interest expense, mainly as a result of its Unigistix acquisition, UTi benefited by greater-than-usual currency exchange gains. For the fourth quarter a year ago, the company reported net income of $12.2 million, or $0.38 per diluted share, based on 31.7 million weighted average diluted shares outstanding.

“We are extremely proud of our team’s solid execution during our twelfth quarter since beginning UTi’s five-year strategic NextLeap journey,” said MacFarlane. “Our NextLeap strategy continues to guide the path for all our initiatives and, quarter by quarter, the UTi team has delivered greater value to new and existing customers, along with driving increases in revenues, operating income and net income when compared with year-earlier results.”

Full Year Review

For the fiscal year ended January 31, 2005, gross revenues topped the $2 billion milestone and advanced 50 percent to $2.3 billion from $1.5 billion a year ago. Net revenues for fiscal 2005 totaled $773.8 million, a 30 percent increase over net revenue of $596.1 million last year.

Operating income for the 2005 fiscal year totaled $95.5 million, a 62 percent increase over $59.1 million in fiscal 2004. Operating income expressed as a percentage of net revenues equaled 12.3 percent for fiscal 2005, compared with 9.9 percent a year ago.

Net income for fiscal 2005 rose 51 percent to $67.5 million, compared with $44.8 million a year earlier. On a per share basis, net income climbed to $2.12 per diluted share, based on 31.9 million weighted average diluted shares outstanding, from $1.42 per diluted share, based on 31.5 million weighted average diluted shares outstanding, in fiscal 2004.

MacFarlane added: “Our performance in fiscal 2005 is a testament to the soundness of UTi’s vision of global integrated logistics. As we look back on the first three years of our NextLeap journey, we are proud of the achievements made by the UTi team in building a strong platform designed to support growth on many levels for years to come. We believe the company is well positioned to continue making progress as we focus on specialized industry solutions and becoming the primary logistics partner with more of our strategic customers.”

At January 31, 2005, the company’s total cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, were $82.6 million, reflecting both the generation of cash from operations and the impact of the acquisitions of IHD and Unigistix. This compares with cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, of $137.2 million at January 31, 2004.

Investor Conference Call

UTi management will host an investor conference call today, April 7, 2005, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fourth quarter and year ended January 31, 2005. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.fulldisclosure.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PDT, today, through 5:00 p.m. PDT, Friday, April 8, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using Reservation No. 98970770.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its ability to meet customers’ needs; its role as a primary logistics partner and outsourced solution for global integrated logistics; its NextLeap strategic operating plan, expectations about its global network, operating performance and delivery of value to customers; the company’s focus on specialized industry solutions, its growth strategy and the contributions of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Gross revenues:
Airfreight forwarding	$274,681	$198,488	$1,017,560	$720,689
Ocean freight forwarding	192,365	104,023	672,641	360,253
Customs brokerage	20,235	18,429	77,568	67,859
Contract logistics	82,697	60,354	312,289	229,709
Other	57,325	34,042	179,735	124,365

Total gross revenues	$627,303	$415,336	$2,259,793	$1,502,875

Net revenues:
Airfreight forwarding	$68,343	$53,446	$253,289	$198,822
Ocean freight forwarding	27,352	21,028	98,877	75,131
Customs brokerage	19,794	17,714	75,352	65,532
Contract logistics	73,054	51,784	257,141	192,969
Other	26,727	19,346	89,122	63,687

Total net revenues	215,270	163,318	773,781	596,141

Staff costs	108,265	86,967	397,765	318,727
Depreciation and amortization	5,978	4,056	19,453	14,806
Amortization of intangible assets	1,115	179	1,980	663
Other operating expenses	73,419	57,149	259,132	202,874

Operating income	26,493	14,967	95,451	59,071
Interest (expense)/income, net	(1,101)	74	(474)	1,041
Gains/losses on foreign exchange	999	(329)	973	(341)

Pretax income	26,391	14,712	95,950	59,771
Provision for income taxes	6,728	2,230	25,698	13,403

Income before minority interests	19,663	12,482	70,252	46,368
Minority interests	(1,051)	(279)	(2,723)	(1,597)

Net income	$18,612	$12,203	$67,529	$44,771

Basic earnings per share	$0.60	$0.40	$2.20	$1.48
Diluted earnings per share	$0.58	$0.38	$2.12	$1.42

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	30,872,891	30,454,062	30,734,360	30,291,543
Diluted shares	32,194,944	31,745,844	31,901,776	31,479,887

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,	January 31,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$178,132	$156,687
Trade receivables, net	435,223	280,044
Deferred income tax assets	10,027	6,534
Other current assets	44,509	33,420

Total current assets	667,891	476,685

Property, plant and equipment, net	71,190	54,421
Goodwill and other intangible assets, net	293,775	158,567
Investments	587	1,117
Deferred income tax assets	1,104	2,384
Other non-current assets	10,120	10,167

Total assets	$1,044,667	$703,341

Liabilities & Shareholders’ Equity
Bank lines of credit	$92,340	$18,180
Short-term borrowings	3,165	1,312
Current portion of capital lease obligations	3,465	2,408
Trade payables and other accrued liabilities	413,003	269,072
Income taxes payable	18,533	10,864
Deferred income tax liabilities	678	256

Total current liabilities	531,184	302,092

Long-term borrowings	5,105	93
Capital lease obligations	9,820	7,326
Deferred income tax liabilities	19,607	3,860
Retirement fund obligations	1,332	1,251
Other	136	—

Minority interests	3,293	2,873

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock	325,905	318,409
Retained earnings	169,821	105,855
Accumulated other comprehensive loss	(21,536)	(38,418)

Total shareholders’ equity	474,190	385,846

Total liabilities and shareholders’ equity	$1,044,667	$703,341

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	January 31,
	2005	2004
	(Unaudited)
Operating Activities:
Net income	$67,529	$44,771
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	576	798
Depreciation and amortization	19,453	14,806
Amortization of intangible assets	1,980	663
Deferred income taxes	1,440	847
Tax benefit relating to exercise of stock options	1,586	836
(Gain)/loss on disposal of property, plant and equipment	(177)	171
Other	2,481	1,395
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(127,116)	(10,172)
Increase in trade payables and other current liabilities	103,647	11,743

Net cash provided by operating activities	71,399	65,858

Investing Activities:
Purchases of property, plant and equipment	(20,870)	(18,720)
Proceeds from disposal of property, plant and equipment	2,698	889
Increase in other non-current assets	(888)	(1,674)
Acquisitions of subsidiaries and contingent earn-out payments	(118,179)	(30,288)
Other	773	(587)

Net cash used in investing activities	(136,466)	(50,380)

Financing Activities:
Increase/(decrease) in bank lines of credit	74,160	(15,278)
Increase/(decrease) in short-term borrowings	4,063	(7,421)
Long-term borrowings — advanced	1,946	—
Long-term borrowings — repaid	(316)	(146)
Repayments of capital lease obligations	(4,612)	(3,444)
Decrease in minority interests	(713)	(1,296)
Net proceeds from issuance of ordinary shares	5,334	5,614
Dividends paid	(3,563)	(2,889)

Net cash provided by/(used in) financing activities	76,299	(24,860)
Net increase/(decrease) in cash and cash equivalents	11,232	(9,382)
Cash and cash equivalents at beginning of period	156,687	168,125
Effect of foreign exchange rate changes	10,213	(2,056)

Cash and cash equivalents at end of period	$178,132	$156,687

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended January 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$153,209	$151,120	$190,818	$132,156	$—	$627,303

Net revenue	$48,312	$77,454	$29,615	$59,889	$—	$215,270
Staff costs	25,833	43,449	12,420	24,956	1,607	108,265
Depreciation and amortization	1,696	1,108	669	1,971	534	5,978
Amortization of intangible assets	—	931	—	184	—	1,115
Other operating expenses	12,953	26,747	7,245	22,627	3,847	73,419

Operating income/(loss)	$7,830	$5,219	$9,281	$10,151	$(5,988)	26,493

Interest expense, net						(1,101)
Gains on foreign exchange						999

Pretax income						26,391
Provision for income taxes						6,728

Income before minority interests						$19,663

	Three months ended January 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external Customers	$116,128	$112,357	$132,065	$54,786	$—	$415,336

Net revenue	$38,525	$63,711	$22,688	$38,394	$—	$163,318
Staff costs	21,064	38,170	10,101	16,008	1,624	86,967
Depreciation and amortization	1,215	984	602	897	358	4,056
Amortization of intangible assets	—	148	—	31	—	179
Other operating expenses	13,088	20,927	5,743	16,443	948	57,149

Operating income/(loss)	$3,158	$3,482	$6,242	$5,015	$(2,930)	14,967

Interest income, net						74
Losses on foreign exchange						(329)

Pretax income						14,712
Provision for income taxes						2,230

Income before minority interests						$12,482

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Twelve months ended January 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external Customers	$582,428	$562,853	$681,532	$432,980	$—	$2,259,793

Net revenue	$176,425	$286,760	$109,159	$201,437	$—	$773,781
Staff costs	94,202	164,615	44,587	87,110	7,251	397,765
Depreciation and amortization	5,413	3,674	2,476	6,069	1,821	19,453
Amortization of intangible assets	—	1,477	—	503	—	1,980
Other operating expenses	49,487	94,580	27,105	77,735	10,225	259,132

Operating income/(loss)	$27,323	$22,414	$34,991	$30,020	$(19,297)	95,451

Interest expense, net						(474)
Gains on foreign exchange						973

Pretax income						95,950
Provision for income taxes						25,698

Income before minority interests						$70,252

	Twelve months ended January 31, 2004
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$424,457	$449,381	$430,376	$198,661	$—	$1,502,875

Net revenue	$129,404	$252,378	$86,489	$127,870	$—	$596,141
Staff costs	73,814	147,201	36,708	55,667	5,337	318,727
Depreciation and amortization	4,415	3,976	2,140	3,088	1,187	14,806
Amortization of intangible assets	—	594	—	69	—	663
Other operating expenses	40,125	84,760	21,755	51,264	4,970	202,874

Operating income/(loss)	$11,050	$15,847	$25,886	$17,782	$(11,494)	59,071

Interest income, net						1,041
Losses on foreign exchange						(341)

Pretax income						59,771
Provision for income taxes						13,403

Income before minority interests						$46,368

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2005	2004	2005	2004
	(Unaudited)
Forwarding, Customs Brokerage & Other:

Gross revenue from external customers	$518,273	$335,875	$1,854,162	$1,202,131

Net revenue	$125,944	$99,222	$454,885	$357,987
Staff costs	63,455	51,165	229,493	187,753
Depreciation and amortization	3,396	2,607	11,348	9,713
Other operating expenses	36,191	31,391	131,476	104,747

Operating income	$22,902	$14,059	$82,568	$55,774

Contract Logistics, Distribution & Other:

Gross revenue from external customers	$109,030	$79,461	$405,631	$300,744

Net revenue	$89,326	$64,096	$318,896	$238,154
Staff costs	43,203	34,178	161,021	125,637
Depreciation and amortization	2,048	1,091	6,284	3,906
Amortization of intangible assets	1,115	179	1,980	663
Other operating expenses	33,381	24,810	117,431	93,157

Operating income	$9,579	$3,838	$32,180	$14,791